                                                                    EXHIBIT 10.3

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement, dated as of September 4, 1997 is by and between Whittaker Corporation, a Delaware corporation ("Whittaker"), Whittaker Communications Limited, a company formed under the laws of England and Wales ("WCL"), and Whittaker Services Corporation, a California corporation ("Services" and, together with Whittaker and WCL, "Seller"), and Condor Systems, Inc., a California corporation ("Buyer").

                                    RECITALS
                                    --------

     A. Seller owns certain assets which it uses in the conduct of the Business (as defined below).

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, such assets upon the terms and subject to the conditions of this Agreement.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  As used herein, the terms below shall have the
          -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "Accounts Receivable" shall mean all accounts and notes receivable
           -------------------
(whether current or noncurrent), deposits, prepayments or prepaid expenses of Seller relating to the Business, other than accounts receivable consisting of Excluded Assets;

          "Action" shall mean any action, claim, suit, litigation, proceeding,
           ------
labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

          "Affiliate" shall have the meaning set forth in the Securities
           ---------
Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Ancillary Agreements" shall mean the Agreement Not to Compete,
           --------------------

Confidentiality Agreement, and Transition Services Agreement, to be executed and delivered at the Closing.

     "Assets" shall mean all of the right, title and interest in and to the
      ------
business, properties, assets and rights of any kind, wherever located, whether tangible or intangible, real, personal or mixed and constituting, or used or useful in connection with, or related to, the Business owned by Seller or in which Seller has any interest, including without limitation all of Seller's right, title and interest in the following, with respect to the Business:

     (a)  all Accounts Receivable;

     (b)  all Contract Rights;

     (c) all Facility Leases listed on Schedule 1.1;

     (d)  all Fixtures and Equipment;

     (e)  all Inventory;

     (f)  all Books and Records;

     (g)  all Proprietary Rights;

     (h) to the extent transferable, all Permits;

     (i) all computers and, to the extent transferable, computer software, and all documentation and source codes with respect to such computer software in place at the Facilities as of the date hereof;

     (j) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, and purchasing records related to the Business which do not infringe Seller's Proprietary Rights;

     (k) all prepaid expenses listed on Schedule 1.1(a);

     (l) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable;

     (m) all guaranties, warranties, indemnities and similar rights in favor of Seller relating to the Assets or the Business;

     (n) all capital stock of Deutschland;

     (o) all rights of Seller under any provisions of any contract, agreement, or understanding in favor of Seller relating to the Business limiting the ability of any party to sell any products and services, engage in any line of business or compete with or to obtain products or services from any person and any causes of action, lawsuits, claims and demands available to Seller in respect of the foregoing; and

     (p) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products of the Business delivered by Seller on or prior to the Closing Date and solely related to the Assets;

but excluding therefrom the Excluded Assets.

     "Balance Sheet" shall mean the unaudited balance sheet of the Business at
      -------------
June 30, 1997, together with the notes thereon.

     "Balance Sheet Date" shall mean June 30, 1997.
      ------------------

     "Billable Backlog" shall mean, as to the Contracts, funded contract value
      ----------------
amounts, less cumulative amounts billed to date.

     "Books and Records" shall mean (a) all records and lists of Seller
      -----------------
pertaining to the Assets, (b) all files (including without limitation all bids, proposals and related correspondence), books, records and lists pertaining to the Business, customers, suppliers or personnel of Seller, (c) all product, business and marketing plans of Seller related to the Business, (d) books of account and accounting related to the Business, and (e) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by Seller related to the Business, but excluding the originals of Seller's minute books, stock books and tax returns.

     "Business" shall mean the Seller's business of the Whittaker Electronic
      --------
Systems Division, including, but not limited to, the Command and Control Systems, Wideband Secure Voice Encryption, Shortstop Electronic Protection System, Tactical Ballistic Missile Early Warning System, Maritime Electronic Warfare Support Group, High Power Amplifier, Modular Threat Emitter, Data Manager, Spares and Repairs and ILS product lines and German Air Force support services.

     "Closing Date" shall mean the fifth business day after permission to
      ------------
consummate the transaction contemplated hereby is granted by the Federal Trade Commission pursuant to the HSR Act, or such other date as Buyer and Seller shall mutually agree upon.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the
      ----
rules and regulations thereunder.

     "Confidentiality Agreement" shall mean that certain Confidentiality
      -------------------------
Agreement dated April 18, 1997 by and between NationsBanc Capital Markets, Inc., as representative of Seller, and Buyer.

     "Contract" shall mean any agreement, contract, note, loan, evidence of
      --------
indebtedness, purchase, order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates to the Business or the Assets, whether oral or written, including without limitation any Government Contracts or Foreign Government Contracts, but excluding all leases.

     "Contract Rights" shall mean all of Seller's rights (including Unbilled
      ---------------
Receivables and Billable Backlog) and obligations under the Contracts and Facility Leases.

     "Copyrights" shall mean registered copyrights, copyright applications and
      ----------
unregistered copyrights.

     "Court Order" shall mean any judgment, decision, consent decree,
      -----------
injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

     "Default" shall mean (1) a breach of or default under any Contract or
      -------
Facility Lease, (2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Facility Lease, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Facility Lease.

     "Deutschland" shall mean Whittaker (Deutschland) GmbH, a corporation
      -----------
organized under the laws of Germany.

     "Disclosure Schedule" shall mean a schedule executed and delivered by
      -------------------
Seller to Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement, which exceptions shall make reference to the specific representations and warranties to which they apply. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

     "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement,
      -----------
assessment, security interest, lease, sublease, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, adverse claim, levy, conditional sales agreement, encumbrance or other right of third parties (including Seller or its Affiliates), whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     "Excluded Assets", notwithstanding any other provision of this Agreement,
      ---------------
shall mean the following assets of Seller which are not to be acquired by Buyer hereunder:

     (a) all cash and cash equivalents held by Seller, as set forth on Schedule 1.1(b) hereto;

     (b) all Permits, to the extent not transferable;

     (c) certain accounts receivable, as set forth on Schedule 1.1(b) hereto;

     (d) certain claims related to the Contracts, as set forth on Schedule 1.1(b) hereto;

     (e) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products of the Business delivered by Seller on or prior to the Closing Date but not related to the Assets;

     (f) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity to the extent related to the Excluded Liabilities; and

     (g) certain other assets, as set forth on Schedule 1.1(b) hereto.

     "Facilities" shall mean all plants, offices, manufacturing facilities,
      ----------
stores, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on Schedule 4.5(a).

     "Facility Leases" shall mean all of the leases of Facilities listed on
      ---------------
Schedule 4.5(b).

     "Fixtures and Equipment" shall mean all of the furniture, fixtures,
      ----------------------
furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Seller and used in connection with the Business, wherever located and including any such Fixtures and Equipment in the possession of any of Seller's suppliers, including all warranty rights with respect thereto.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended, and the rules and regulations thereunder.

     "Insurance Policies" shall mean the insurance policies related to the
      ------------------
Assets as
previously delivered to the Buyer.

     "Inventory" shall mean all of Seller's inventory held for resale and all of
      ---------
Seller's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

     "Leased Real Property" shall mean all leased property described in the
      --------------------
Facility Leases.

     "Leasehold Estates" shall mean all of Seller's rights and obligations as
      -----------------
lessee under the Facility Leases.

     "Liabilities" shall mean any direct or indirect liability, indebtedness,
      -----------
obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

     "Material adverse effect" or "material adverse change" shall mean with
      -----------------------      -----------------------
respect to the Business or the Assets any material adverse effect or change in the financial condition, business, results of operations, or operations of the Business and/or the Assets or on the ability of Seller to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change."

     "Ordinary course of business" or "Ordinary course" or any similar phrase
      ---------------------------      ---------------
shall mean the ordinary course of the Business and consistent with Seller's past practice.

     "Patents" shall mean all patents and patent applications and registered
      -------
design and registered design applications.

     "Permits" shall mean all licenses, permits, franchises, approvals,
      -------
authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Business.

     "Proprietary Rights" shall mean all of Seller's Copyrights, Patents,
      ------------------
Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights related to the Business and to be transferred to Buyer pursuant to this Agreement.

     "Regulations" shall mean any laws, statutes, ordinances, regulations,
      -----------
rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, public utility, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

          "Representative" shall mean any officer, director, principal,
           --------------
attorney, agent, employee or other representative.

          "Tax" shall mean any federal, state, local, foreign or other tax,
           ---
levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

          "Trademarks" shall mean registered trademarks, registered service
           ----------
marks, trademark and service mark applications and unregistered trademarks and service marks.

          "Unbilled Receivables" shall mean amounts cumulatively recognized as
           --------------------
revenue in accordance with generally accepted accounting principles, less amounts billed.

     1.2  Other Defined Terms.  The following terms shall have the meanings
          -------------------
defined for such terms in the Sections set forth below:

                Term                              Section
                ----                              -------
                Assumed Liabilities                2.2
                Assumption Document                3.2(b)
                August Statement                   6.10(a)
                Claim                              10.4(c)
                Claim Notice                       10.4(c)
                Closing                            3.1
                Closing Date Adjustment            6.10
                Closing Date Estimate              6.10(a)
                Closing Date Statement             6.10(b)
                Consultant                         6.4(b)
                Damages                            10.4(a)
                Environmental Conditions           4.27(a)
                Environmental Laws                 4.27(a)
                ERISA Affiliate                    4.29(c)
                ERISA Plans                        4.29(a)
                Excluded Liabilities               2.3
                Financial Data                     4.10
                Foreign Government Contract        4.6(a)
                Government Contract                4.6(a)
                Hazardous Substance                4.27(a)
                May Statement                      6.10

                PCB                                4.27(d)
                Plans                              4.29(a)
                Projections                        4.11
                Proposed Acquisition Transaction   6.2(a)
                Proposition 65                     4.27(b)
                Purchase Price                     2.4
                Release                            4.27(a)
                Rehired Employees                  6.6(a)
                SPD                                4.29(b)
                WARN Act                           4.28

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     2.1  Transfer of Assets.  Upon the terms and subject to the conditions
          ------------------
contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Assets, free and clear of all Encumbrances.

     2.2  Assumption of Liabilities.  Upon the terms and subject to the
          -------------------------
conditions contained herein, as partial consideration of the consummation of the transactions contemplated herein, at the Closing, Buyer shall assume and agrees to thereafter perform and discharge only the Liabilities of Seller (the "Assumed
                                                                         -------
Liabilities") listed on Schedule 2.2 or accruing, arising out of, or relating to
-----------
events or occurrences happening after the Closing Date under the Contracts and the Facility Leases listed on Schedule 1.1.

     2.3  Excluded Liabilities.  Notwithstanding any other provision of this
          --------------------
Agreement, except for the Assumed Liabilities expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Seller, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof with respect to the Business or otherwise ("Excluded Liabilities"), which Excluded Liabilities
                        --------------------
include, without limitation:

          (a) Any Liability to or in respect of any employees or former employees of Seller including without limitation (i) any employment agreement, whether or not written, between Seller and any person, except as listed on
Schedule 2.2, (ii) any Liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur Liability, or any contributions, benefits or Liabilities therefor, or any Liability with respect to Seller's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

          (b) Any Liability of Seller in respect of any Tax;

          (c) Any Liability with respect to the Business arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from products manufactured or from services performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date;

          (d) Any Liability of Seller with respect to the Business arising out of or related to any Action against Seller or any other Action which adversely affects the Assets or the Business and which shall have been asserted on or prior to the Closing Date or which shall be based upon events occurring on or prior to the Closing Date;

          (e) Any Liability of Seller with respect to the Business resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any Liability of Seller pursuant to Article X hereof);

          (f) Any Liability of Seller with respect to the Business resulting from any product warranty, guaranty or other agreement, understanding or promise, related to service, repair or maintenance with respect to products manufactured or services performed on or prior to the Closing Date;

          (g) Any Liability accruing, arising out of, or relating to events or occurrences happening on or prior to the Closing Date under the Contracts and Facility Leases; and

          (h) Any Liability of Seller with respect to violations of Environmental Laws occurring prior to the Closing Date or Environmental Conditions existing at the Closing Date.

     2.4  Purchase Price.  At the Closing, upon the terms and subject to the
          --------------
conditions set forth herein, Buyer shall pay to Seller for the sale, transfer, assignment, conveyance and delivery of the Assets and Seller's execution and delivery of an Agreement Not to Compete, the aggregate amount of $20,000,000 (the "Purchase Price"), by wire transfer of immediately available funds to an
      --------------
account designated by Seller and shall assume, and thereafter perform and discharge, the Assumed Liabilities pursuant to this Agreement. The Purchase Price shall be allocated among the Assets in the manner required by Section 1060 of the Code and regulations thereunder. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with such allocation of the Purchase Price.

     2.5  Closing Costs; Transfer Taxes and Fees.  Except as set forth in
          --------------------------------------
Section 10.6,

Seller shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Buyer shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Buyer shall pay all costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred.


                                  ARTICLE III

                                    CLOSING
                                    -------

     3.1  Closing.  The Closing of the transactions contemplated herein (the
          -------
"Closing") shall be held at 8:00 a.m. local time on the Closing Date at the
--------
offices of Latham & Watkins, 633 W. Fifth Street, Los Angeles, California, unless the parties hereto otherwise agree.

     3.2  Conveyances at Closing.
          ----------------------

          (a) Instruments and Possession.  To effect the sale and transfer
              --------------------------
referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer:

               (i) one or more bills of sale, conveying in the aggregate all of Seller's owned personal property included in the Assets;

               (ii) subject to Section 9.2, a Sublease and Assignment of Leases with respect to the Facility Leases;

               (iii) subject to Section 9.2, Assignments of Contract Rights, with respect to the Contract Rights;

               (iv) Assignments of Patents and Trademarks and other Proprietary Rights (including an assignment of all of Seller's rights, title and interest to the Proprietary Rights with respect to the Business, and all variations thereof) in recordable form to the extent necessary to assign such rights;

               (v) certificates of the California Secretary of State as to the good standing of Whittaker and Services certifying as to the corporate status of such companies in the State of California, together with certificates of the California Franchise Tax Board as to each such company, each dated no later than five days prior to the Closing Date;

               (vi) a certificate of the Delaware Secretary of State certifying as to the corporate status of Whittaker in the State of Delaware, dated no later than five days prior to the Closing Date; and

               (vii) such other instruments as shall be requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof.

          (b) Assumption Document.  Upon the terms and subject to the conditions
              -------------------
contained herein, at the Closing Buyer shall deliver to Seller an instrument of assumption evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities (the "Assumption Document").
                          -------------------

          (c) Form of Instruments.  All Ancillary Agreements and documents
              -------------------
relating to the transfer of the Assets shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to both Buyer and Seller.

          (d) Certificates; Opinions.  Buyer and Seller shall deliver the
              ----------------------
certificates, opinions of counsel and other matters described in Articles VII and VIII.

          (e) Consents.  Subject to Section 9.2, Seller shall deliver all
              --------
Permits and any other third party consents required for the valid transfer of the Assets as contemplated by this Agreement.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller hereby represents and warrants to Buyer as follows, except as otherwise set forth on the Disclosure Schedule (which Disclosure Schedule will, when qualifying a representation of warranty, refer to the Section number of the representation or warranty so qualified), which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     4.1  Organization of Seller.
          ----------------------

          (a) Whittaker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to conduct the Business as it is presently being conducted and to own, lease and operate its properties and assets. Whittaker is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased and operated by it or the nature of its activities make such qualification necessary. Schedule 4.1 contains a true, correct and complete list of all jurisdictions in which Whittaker is qualified to do business as a foreign corporation.

          (b) WCL is a private company duly organized, validly existing and in good standing under the laws of England and Wales, with all requisite corporate power to conduct the Business as it is presently being conducted and to own, lease and operate its properties and assets.

          (c) Services is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite corporate power and authority to conduct the Business as it is presently being conducted and to own, lease and operate its properties and assets. Services is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased and operated by it or the nature of its activities make such qualification necessary. Schedule 4.1 contains a true, correct and complete list of all jurisdictions in which Services is qualified to do business as a foreign corporation.

          (d) Deutschland is a corporation duly organized under the laws of Germany, with the requisite power to issue its stock. Deutschland has no assets (other than its initial capitalization) or liabilities and has not conducted any business or commenced any operations.

     Copies of the Certificate of Incorporation and Bylaws of Whittaker and Services, the Memorandum and Articles of Association of WCL, and the organizational documents of Deutschland, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof, and will be accurate and complete as of the Closing.

     4.2  Authorization.  Seller has all requisite corporate power and
          -------------
authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly approved by the board of directors and shareholders of Seller. No other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and is, and, upon execution and delivery, the Ancillary Agreements will be, legal, valid and binding obligations of each Seller enforceable against each of them in accordance with their terms.

     4.3  No Material Adverse Change.  (a)  Except as reflected in the Balance
          --------------------------
Sheet and as set forth in Schedule 4.3, since February 2, 1997:

          (i) there has been no actual or threatened adverse change in the financial condition or results of operation of the Business or the Assets or any event, condition or state of facts, in either case that, individually or in the aggregate, could reasonably be expected to result in a material adverse change in the Assets or the Business or the prospects for the Business;

          (ii) there has not been any sale or other disposition of any of the Assets, except for sales of inventory in the ordinary course of business, or any damage to or destruction of any of the Assets, or any Encumbrance placed on any of the Assets;

               (iii) Seller has operated the Business in the ordinary course so as to preserve the Business intact, to keep available to the Business the services of Seller's employees, and to preserve the Business and the goodwill of Seller's suppliers, customers, distributors and others having business relations with it;

               (iv) Seller has not written down or written off as uncollectible any Accounts Receivable, including without limitation any Accounts Receivable pertaining to Government Contracts;

               (v) Seller has not forgiven or cancelled any debts or claims or waived any rights, except in the ordinary course of business and in an amount not material, individually or in the aggregate, to the Business;

               (vi) Seller has not entered into any transaction or agreement, or incurred any liability, with respect to the Business not in the ordinary course of business consistent with past practice; and

               (vii) agreed, whether in writing or otherwise, to take any action described in this Section 4.3.

          (b)  Except as previously disclosed to Buyer:

               (i) Seller has not granted any increase in the compensation or benefits of any employee, officer, director or agent of the Business, except increases in the ordinary course of business consistent with past practice, or incurred any further employment obligations or commitments; and

               (ii) Seller has not made any change in any severance policy or practices with respect to any employee of the Business.

     4.4  Assets.  Excluding the Leased Real Property, at the Closing Seller
          ------
will transfer good and marketable title to the Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Assets, free and clear of any Encumbrances. The Assets include without limitation all assets necessary for the conduct of the Business as presently conducted. All tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation. Seller has previously provided to Buyer a true and correct list of all Assets related to the Business which are to be purchased by Buyer in accordance with the terms and conditions hereof.

     4.5  Facilities.
          ----------

          (a) Actions.  There are no pending, or, to the best knowledge of the
              -------
Seller,
threatened, condemnation, eminent domain or special assessments, Actions or similar proceedings that would affect all or any portion of the Leased Real Property or otherwise relating to any Facility identified on Schedule 4.5(a).

          (b) Leases or Other Agreements.  The Facilities are the only
              --------------------------
facilities used in connection with the Business as presently operated, and all of such Facilities are leased pursuant to the Facility Leases. Except for the Facility Leases listed on Schedule 4.5(b), there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility, or any real property in connection with the Business or any portion thereof or interest in any such Facility or real property. Each of the Facility Leases is legal, valid and binding and in full force and effect without any material default or breach thereof by Seller or, to the best knowledge of the Seller, any other party thereto. True and complete copies of the Facility Leases (including all amendments, addenda, waivers and all other binding documents related thereto) have been delivered to Buyer.

          (c) Facility Leases and Leased Real Property.  Except as set forth on
              ----------------------------------------
Schedule 4.5(c), there are no restrictions, prohibitions or limitations on the ability to assign, transfer, or otherwise convey or dispose of the Seller's interest under any of the Facility Leases. With respect to each Facility Lease, Seller has and will transfer to Buyer at the Closing an unencumbered interest in the Leasehold Estate. Seller enjoys peaceful and undisturbed possession of all the Leased Real Property, subject to the rights of the fee owners.

          (d) Utilities.  All Facilities are supplied with utilities (including
              ---------
without limitation water, sewage, disposal, electricity, gas and telephone) and other services which are required for the operation of such Facilities as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services. All installation and connection charges with respect to such utilities have been paid in full or provided for.

          (e) Improvements, Fixtures and Equipment.  The improvements
              ------------------------------------
constructed on the Facilities, including without limitation all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by Seller at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of the Business as presently conducted and (vi) in conformity in all material respects with all applicable Regulations. Seller has previously delivered to Seller a list setting forth a brief description of each item of Equipment, indicating in each case the original book basis thereof, the year of original book basis, the accumulated book depreciation and any Encumbrances to which such Equipment is subject.

          (f) No Other Notices.  Seller has not received any notice, that would,
              ----------------
if not
corrected, result in the termination of insurance coverage or an increase in the cost thereof, of (i) any requirements by any insurance company that has issued a policy covering any part of any Leased Real Property or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or work to be done on any part of any Leased Real Property or (ii) any defects or inadequacies in, on or about any part of the Leased Real Property.

          (g) Access.  Each parcel of Leased Real Property is located adjacent
              ------
to public roads or streets with adequate ingress and egress available for all purposes related to the operations of the Business.

     4.6  Contracts and Commitments.
          -------------------------

          (a) Contracts.  Schedule 4.6(a) sets forth a complete and accurate
              ---------
list of all Contracts of the following categories:

               (i) Contracts not made in the ordinary course of business;

               (ii) Employment contracts, retention agreements and severance agreements with respect to the Business, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present officers, directors or shareholders of Seller or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Buyer or Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

               (iii)  Labor or union contracts with respect to the Business;

               (iv) Distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to the Assets or the Business;

               (v) Options with respect to any property related to the Business, real or personal, whether Seller shall be the grantor or grantee thereunder;

               (vi) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $10,000 or otherwise material to the Business or the Assets and not cancelable (without Liability) within 30 calendar days;

               (vii) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, performance bonds, or other instruments relating to an obligation to pay money, individually in excess of or in the aggregate in excess of $10,000 relating to the Business, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by Seller in the ordinary course of business to purchasers of its products);

               (viii) Contracts containing covenants limiting the freedom of Seller or any officer, director or shareholder of Seller, to engage in any line of business significantly similar to the Business or compete with any person relating to the Business, or imposing an obligation of secrecy or confidentiality on any such person relating to the Business, excluding confidentiality agreements with other potential purchasers of the Business entered into prior to the date of this Agreement;

               (ix) Any Contract or subcontract of a Contract with the United States, state or local government or any agency or department thereof relating to the Business, including without limitation any contract involving or requiring an industrial or governmental security clearance (each a "Government Contract");
              -------------------

               (x) Any Contract or subcontract of a Contract with the a sovereign government excluding the United States, or any agency or department thereof relating to the Business, including without limitation any contract involving or requiring an industrial or governmental security clearance (each a "Foreign Government Contract");
                        ---------------------------

               (xi) Leases of real property related to the Business;

               (xii) Leases of personal property related to the Business not cancelable (without Liability) within 30 calendar days;

               (xiii) all partnership, joint venture, profit-sharing or similar contracts with any Person related to the Business;

               (xiv) all contracts relating to the future disposition or acquisition by the Business of any assets or properties or of any interest in any business enterprise (other than the disposition or acquisition of any of the foregoing in the ordinary course of business);

               (xv) all contracts for the provision of administrative or managerial services by or for the Business provided by or to any other person; and

               (xvi) any contract or order for the sale of goods or the performance of services to which the Seller is a party which, if performed, in accordance with its terms, could only be performed with a gross margin of 25% or less, or which when actually performed will result in an obligation to pay damages or penalties.

     Seller has made available to Buyer true, correct and complete copies of all of the Contracts listed on Schedule 4.6(a), including all amendments and supplements thereto, and accurate descriptions of all material terms of any oral Contracts. Seller has delivered to Buyer estimates of cost to complete for Contracts with a value of $500,000 or more or with a period of performance greater than one year which are true and correct in all material respects.

          (b) Absence of Defaults.  All of the Contracts and Facility Leases to
              -------------------
which Seller is party or by which it or any of the Assets is bound or affected are in full force and effect and valid, binding and enforceable in accordance with their terms. Seller has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts and Facility Leases, and is not behind any performance time schedule imposed on Seller by any such Contract or a Facility Lease with a value in excess of $100,000, which has not been excused or waived without additional cost or penalty, except as set forth on Schedule 4.6(b). All parties to such Contracts and Facility Leases have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Seller. Seller has no reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will upon performance by Seller result in a loss to Seller. With respect to any Facility Leases, Seller has not received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder. Except as set forth in Schedule 4.6(b), the enforceability and terms of any Contract will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and no consents are required to transfer any such Contracts to Buyer.

          (c) Product Warranty.  Except as set forth on Schedule 4.6(c), Seller
              ----------------
has committed no act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of Seller, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date.

     4.7  Government Contracts and Foreign Government Contracts.  (a)  With
          -----------------------------------------------------
respect to the Government Contracts:

               (i) Except as set forth in Schedule 4.7, no Government Contract of a value greater than $100,000 was entered into with the anticipation that such contract would result in a negative gross margin of greater than $100,000 upon completion or performance thereof, nor are any such Government Contracts currently expected to result in any such negative gross margin, other than as reflected on Schedule 1.1(c), and for all Government Contracts with a value less than $100,000 with a negative gross margin, the aggregate of such negative gross margins will not exceed $100,000;

               (ii) Except as set forth in Schedule 4.7, the Seller has made, in a timely and proper fashion, any and all claims to which it may be entitled and all appeals necessary to preserve its rights in connection with all Government Contracts;

               (iii) Set forth in Schedule 4.7 is a list and description of each outstanding bid and sales or service proposal relating to any Government Contract. All such bids and proposals were extended in the normal and ordinary course of the Seller's business, and no such bid or proposal was entered into with the anticipation that it would result in a loss upon completion or approval thereof;

               (iv) Set forth in Schedule 4.7 is a list of any open inquiries, investigations, disputes or controversies with respect to any Government Contracts;

               (v) There has been no collusive bidding, defective pricing, improper time or expense charging, conflicts of interest, payment of gratuities, or undisclosed product substitution, no notice has been received of any non-compliance or improper treatment of unallowable costs with respect to any Government Contract, and all statements, claims and certifications made in connection with any Government Contract were true, and accurate and complete when made, except as set forth on Schedule 4.7;

               (vi) All certificates submitted in connection with a proposal for, award of, or performance of any Government Contract were correct when submitted;

               (vii) There is no Lien, except for progress payment Liens, on any of the Assets that has arisen from a Government Contract; and

               (viii) The values of all Government Contracts are fully funded.

          (b)  With respect to Foreign Government Contracts:

               (i) Except as set forth in Schedule 4.7, no Foreign Government Contract of a value greater than $100,000 was entered into with the anticipation that such contract would result in a negative gross margin of greater than $100,000 upon completion or performance thereof, nor are any such Foreign Government Contracts currently expected to result in any such negative gross margin, other than as reflected on Schedule 1.1(c), and for all Foreign Government Contracts of a value less than $100,000 with a negative gross margin, the aggregate of the negative gross margins will not exceed $100,000;

               (ii) Except as set forth in Schedule 4.7, the Seller has made, in a timely and proper fashion, any and all claims to which it may be entitled and all appeals necessary to preserve its rights in connection with all Foreign Government Contracts;

               (iii) Set forth in Schedule 4.7 is a list and description of each outstanding bid and sales or service proposal relating to any Foreign Government Contract. All such bids and proposals were extended in the normal and ordinary course of the Seller's business, and no such bid or proposal was entered into with the anticipation that it would result in a loss upon completion or approval thereof;

               (iv) Set forth in Schedule 4.7 is a list of any open inquiries, investigations, disputes or controversies with respect to any Foreign Government Contracts;

               (v) There has been no collusive bidding, conflicts of interest, payment of gratuities, or undisclosed product substitution, no notice has been received of any non-compliance with respect to any Foreign Government Contract, and all statements, claims and certifications made in connection with any Foreign Government Contract were true, and accurate and complete when made, except as set forth on Schedule 4.7;

               (vi) All certificates submitted in connection with a proposal for, award of, or performance of any Foreign Government Contract were correct when submitted;

               (vii) The values of all Foreign Government Contracts are fully funded; and

               (viii) In entering into any Foreign Government Contracts, Seller has not violated the Foreign Corrupt Practices Act.

          (c) Seller has previously delivered to Buyer computer printouts containing information regarding the Billable Backlog and Unbilled Receivables with respect to the Business. Such information was complete and accurate as of its date.

     4.8  Permits.
          -------

          (a) Schedule 4.8 lists all of Seller's Permits related to the conduct of the Business or the operation of the Assets. Seller has, and at all times has had, all material Permits required under any Regulation (including Environmental Laws) with respect to the operation of its Business or the ownership, use and operation of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. Seller is not in Default, nor has it received any notice of any claim of Default, nor is any audit, investigation or other review pending to determine the existence of any Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Schedule 4.8, may be assigned to Buyer and will not be materially adversely affected by the completion of the transactions contemplated by this Agreement. No present or former shareholder, director, officer or employee of Seller or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which Seller owns, possesses or uses.

          (b) Other than in connection with or in compliance with the provisions of the HSR Act, and except as disclosed on Schedule 4.8 hereto, no notice to, authorization, consent or approval of, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity including any private third party, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement, the transfer of the Assets to Buyer, and the consummation of the transactions contemplated hereby.

     4.9  No Conflict or Violation.  Except as set forth on Schedule 4.9,
          ------------------------
Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (a) violate or conflict with or result in any breach of any provision of the charter or bylaws of Seller, (b) violate, conflict with, or result in or constitute (with or without due notice or lapse of time or both) a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, Facility Lease or Permit, (i) to which Seller is a party or (ii) by which the Assets are bound, (c) violate any Regulation or Court Order, (d) impose any Encumbrance on the Assets or the Business, except in the case of each of clauses (b) and (d) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate would not have a material adverse effect on the Assets, the Business or on the ability of Seller to consummate the transactions contemplated hereby.

     4.10 Balance Sheet.  Seller has heretofore delivered to Buyer a complete
          -------------
and accurate copy of the Balance Sheet and revenue, direct material cost and direct labor cost data for the past three fiscal years related solely to the Business (the "Financial Data"). The Balance Sheet and the Financial Data (a)
               --------------
are in accordance with the books and records of Seller and (b) have been prepared in accordance with generally accepted accounting principles. The Balance Sheet fairly and accurately presents the assets, Liabilities (including all reserves) and financial position of the Business as of the Balance Sheet Date. The Financial Data fairly and accurately presents the revenue data, direct material cost data and direct labor cost data for the last three fiscal years. The Balance Sheet does not include any assets not included in the Assets and the Financial Data does not reflect revenues or costs of businesses or products not included in the Business.

     4.11 Projections.  Seller has previously delivered to Buyer summary
          -----------
projected income statements for each of the product lines of the Business (the "Projections"). No facts have come to the attention of Seller which would, in
------------
Seller's opinion, require Seller to revise or modify the Projections, their underlying assumptions or other estimates or conclusions derived from such assumptions.

     4.12 Books and Records.  Seller has made and kept (and given Buyer access
          -----------------
to) Books and Records and accounts with respect to the Business, which, in reasonable detail, accurately and fairly reflect the activities of Seller.

     4.13 Litigation.  Except as set forth on Schedule 4.13, there are no
          ----------
Actions pending, or to the best of Seller's knowledge, threatened or anticipated
(a) against, related to or affecting the Business or the Assets (including with respect to Environmental Laws), (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, or (c) that involve the risk of criminal liability. Seller is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against the Business or the Assets. There is not a reasonable likelihood of an materially adverse determination of any pending Actions. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect the Business or the use or operation of the Assets. Except as set forth on Schedule 4.13, there is no Action initiated by Seller which is currently pending, or which Seller presently intends to initiate, which relate to the Business or the use or the operation of the Assets.

     4.14 Liabilities.  Other than Excluded Liabilities and except as set forth
          -----------
on Schedule 4.14, and solely with respect to the Business, Seller has no material Liabilities due or to become due, except (a) Liabilities which are set forth or reserved for on the Balance Sheet, which have not been paid or discharged since the Balance Sheet Date, (b) Liabilities arising in the ordinary course of business under Contracts, Facility Leases, Permits and other business arrangements described in Schedule 4.14 (and under those Contracts, Facility Leases and Permits which are not required to be disclosed on Schedule 4.14) and
(c) Liabilities incurred since the Balance Sheet Date in the ordinary course of business and in accordance with this Agreement (none of which relates to any Default under any Contract or Facility Lease, breach of warranty, tort, infringement or violation of any Regulation or Court Order or arose out of any Action) and none of which, individually or in the aggregate, has or would have a material adverse effect on the Business or the Assets.

     4.15 Compliance with Law.  Seller in its conduct of the Business has not
          -------------------
violated in any way that would have or result in a material adverse effect and is in material compliance with all Regulations and Court Orders relating to the Assets or the Business. Without limitation of the foregoing, Seller has not violated any provision of the Export Administration Amendments of 1977, the Truth In Negotiations Act, the Foreign Corrupt Practices Act of 1977, or the Arms Export Control Act and the regulations promulgated under any of the foregoing, all as amended. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders, there is no pending investigation or other review pending to determine the existence of any such lack of compliance, and Seller has no reason to believe, and is not aware of, any existing circumstances which are likely to result in material violations of any of the foregoing. Seller has not received any notice of any change in any Court Order, and, to the best knowledge of Seller, there is no, contemplated change in any Regulations that would have a material adverse effect on the conduct of the Business or the ownership, operation, use or maintenance of the Assets.

     4.16 No Brokers.  Neither Seller nor any of its officers, directors,
          ----------
employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller, Buyer or any of their respective affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby, except amounts owed to NationsBanc Capital Markets, Inc. All claims of, or obligations to, NationsBanc Capital Markets, Inc. shall be the responsibility of and shall be paid by Seller and shall result in no liability to Buyer.

     4.17 No Other Agreements to Sell the Assets.  Neither Seller nor any of its
          --------------------------------------
officers, directors, shareholders or affiliates has any commitment or legal obligation, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Assets (other than inventory in the ordinary course of business), to sell or effect a sale of a majority of the capital stock of Seller, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     4.18 Proprietary Rights.
          ------------------

          (a) Proprietary Rights.  Schedule 4.18(a) contains a true and complete
              ------------------
list all of the Proprietary Rights. Schedule 4.18(a) also sets forth: (i) for each Patent, the number, normal expiration date and subject matter for each country in which such Patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each Trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a Trademark has been registered and (iii) for each Copyright, the number and date of filing for each country in which a Copyright has been filed. The Proprietary Rights listed in Schedule 4.18(a) are all those used or necessary in connection with the operation of the Business. All of the material Proprietary Rights are valid and subsisting.

          (b) Royalties and Licenses.  Except as set forth on Schedule 4.18(b),
              ----------------------
Seller does not have any obligation to compensate any person for the use of any of the Proprietary Rights nor has Seller granted to any person any license, option or other rights to use in any manner any of the Proprietary Rights, whether requiring the payment of royalties or not.

          (c) Ownership and Protection of Proprietary Rights.  Seller owns, or
              ----------------------------------------------
is licensed or otherwise has a valid right to use each of the Proprietary Rights set forth on Schedule 4.18(a), and such Proprietary Rights will not cease to be valid rights of Seller by reason of the execution, delivery and performance of this Agreement, except as transferred to Buyer as contemplated herein. Seller has not received any notice of invalidity or infringement of any rights of others with respect to such Trademarks. Seller has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. No other person (i) has the right to use any of Seller's Trademarks on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such Trademarks or to cause a mistake or to deceive, (ii) has notified Seller that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) to the best of Seller's knowledge, is infringing upon any such Proprietary Rights in any way. Seller's use of the Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by Seller that are presently outstanding alleging that Seller's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on Seller's, or Buyer's, as the case may be, right to sell products manufactured by Seller or Buyer, as the case may be, in connection with the Business.

     4.19 Transactions with Certain Persons.  No officer, director or employee
          ---------------------------------
of Seller nor any member of any such person's immediate family is presently, or within the last three years has been, a party to any transaction with Seller relating to the Business, including without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of Seller) any such person or to a corporation, partnership, trust or other entity in which any such person has an interest as a stockholder, owner, officer, director, trustee or partner.

     4.20 Tax Matters.
          -----------

          (a) Filing of Tax Returns.  Seller (and any affiliated group of which
              ---------------------
Seller is now or has been a member) has timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. All of such returns in respect of Taxes are, or will as of the date of filing, be true, complete and correct in all material respects.

          (b) Payment of Taxes.  All Taxes, in respect of periods beginning
              ----------------
before the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, and Seller does not have any material Liability for Taxes in excess of the amounts so paid or reserves so established.

          (c) Lien.  There are no liens for Taxes (other than for current Taxes
              ----
not yet due and payable) on the Assets.

          (d) Safe Harbor Lease Property.  None of the Assets is property that
              --------------------------
is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

          (e) Security for Tax-Exempt Obligations.  None of the Assets directly
              -----------------------------------
or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

          (f) Tax-Exempt Use Property.  None of the Assets is "tax-exempt use
              --- -------------------
property" within the meaning of Section 168(h) of the Code.

          (g) Foreign Person.  Seller is not a person other than a United States
              --------------
person within the meaning of the Code.

          (h) No Withholding.  The transaction contemplated herein is not
              --------------
subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

     4.21 Insurance.  Seller has previously delivered to Buyer a complete and
          ---------
accurate list of all policies or binders of fire, property, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits and expiration dates and a general description of the type of coverage provided) maintained by Seller and pertaining to the Business, the Assets or its employees. All insurance coverage applicable to Seller, the Business and the Assets is in full force and effect, insures Seller in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where the Business and the Assets are located, provides coverage as may be required by applicable Regulation and by any and all Contracts to which Seller is a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. All products liability, general liability and workers' compensation insurance policies described in the information provided by Seller to Buyer have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of the Seller with respect to the Business. Except as set forth in Section 10.10 hereof, there are no letters of credit required for the conduct of the Business as presently conducted by Seller.

     4.22 Accounts Receivable.  Seller has previously delivered to Buyer a copy
          -------------------
of a report that lists the aging and the amounts of all Accounts Receivable and Unbilled Receivables of the Business as of June 30, 1997. The Accounts Receivable and Unbilled Receivables set forth on such report (including without limitation amounts due and uncollected under Government Contracts related to the Business), and all such Accounts Receivable and Unbilled Receivables arising since June 30, 1997, represent bona fide claims of Seller against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said Accounts Receivable and Unbilled Receivables, were delivered or performed in the ordinary course of business and in accordance with the terms of applicable orders, Contracts or customer requirements. Said Accounts Receivable and Unbilled Receivables are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business in accordance with the applicable terms without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on Accounts Receivable as set forth on such report and, in the case of Accounts Receivable arising since June 30, 1997, to the extent of a reasonable reserve rate for bad debts on Accounts Receivable which is not greater than the rate reflected by the reserve for bad debts as set forth in such report.

     4.23 Inventory.  Seller has previously delivered to Buyer a complete and
          ---------
accurate list
of all Inventory set forth on the Balance Sheet and the addresses at which the Inventory is located. Except as set forth on such list, the Inventory as set forth in the Balance Sheet or arising since the Balance Sheet Date was acquired and has been maintained in accordance with the regular business practices of Seller, consists of items of a quality and quantity usable or saleable in the ordinary course of business, and is valued at reasonable amounts based on the normal valuation policy of Seller at prices equal to the lower of cost or market value on a first-in-first-out basis. None of the Inventory is slow-moving, damaged, obsolete or unsalable in the ordinary course of business, except for such items of Inventory which have been written down to net realizable value or for which adequate reserves have been provided on the Balance Sheet. No items included in the Inventory are held by Seller on consignment from others.

     4.24 Purchase Commitments and Outstanding Bids.  Seller has previously
          -----------------------------------------
delivered to Buyer a complete and accurate list of all accepted and unfilled orders and commitments, all of which orders and commitments were made in the ordinary course of business. As of the date of this Agreement, there are no claims with respect to the Business against Seller requesting or requiring the return of merchandise by reason of alleged overshipments, defective merchandise or otherwise, or the return of merchandise in the hands of customers under an understanding that such merchandise would be returnable. No outstanding purchase or outstanding lease commitment of Seller presently is in excess of the normal, ordinary and usual requirements or capacity of the Business, or was made at any price in excess of or materially less than the now current market price or contains terms and conditions other than those usual and customary in the Business. There is no outstanding bid, proposal, Contract or unfilled order which relates to the Assets which will or would, if accepted, have a material adverse effect, individually or in the aggregate, on the Business or the Assets or will or would, if accepted, reasonably be expected to result in a net loss to Seller.

     4.25 Payments.  Seller has not, directly or indirectly, paid or delivered
          --------
any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the Business, Assets or operations of Seller, which is, or may be with the passage of time or discovery, illegal under any current federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction; and Seller has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

     4.26 Customers, Distributors and Suppliers.  Seller has previously
          -------------------------------------
delivered to Buyer, with respect to the Business, a complete and accurate list of the names and addresses of Seller's: (i) ten largest customers, distributors and other agents and representatives in terms of gross sales during the previous fiscal year, showing the approximate total sales in dollars by Seller to each such customer; and (ii) thirty largest suppliers in terms of gross purchases during the previous fiscal year, showing the approximate total purchases in dollars by Seller from each such supplier. Since the date of such list, there has been no material adverse change in the business relationship of Seller with any customer, distributor or supplier named on the list. Seller has not received any communication from any customer, distributor or supplier named on such list of any intention to terminate or materially reduce purchases from or supplies to Seller.

     4.27 Compliance With Environmental Laws.
          ----------------------------------

          (a) Definitions.  The following terms shall have the following
              -----------
meanings. Any of these terms may, unless the context otherwise requires, used in the singular or the plural depending on the reference.

               (i) "Seller" For purposes of this Section 4.27, the term "Seller"
                    ------
shall include (i) all affiliates of Seller, (ii) all partnerships, joint ventures and other entities or organizations in which Seller was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Seller or to which Seller has succeeded.

               (ii) "Release" shall mean and include any spilling, leaking,
                     -------
pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

               (iii) "Hazardous Substance" shall mean any pollutant,
                      -------------------
contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitible or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

               (iv) "Environmental Laws" shall mean all Regulations which
                     ------------------
regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, existing as of the date hereof, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation

Act and all analogous or related federal, state or local law, each as amended.

               (v) "Environmental Conditions" means the introduction into the
                    ------------------------
environment of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Seller has or may become liable to any person or by reason of which any Facility or any of the Assets may suffer or be subjected to any lien.

          (b) Facilities.  The Facilities are, and at all times have been,
              ----------
owned, leased and operated in compliance with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws. Without limiting the foregoing, (i) there is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or emanating from any Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the Business, (ii) Seller has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in Liability of Seller under any Environmental Law, (iii) there is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at any Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and there has been no Release from or rupture of any such tank or pipeline, including without limitation any Release from or in connection with the filling or emptying of such tank, and
(iv) Seller does not manufacture or distribute any product in the State of California which requires the warning mandated by the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65").
                                          --------------

          (c) Notice of Violation.  With respect to the Business or the Assets,
              -------------------
Seller has not received any notice or communication from a Governmental Authority or written notice from any other person of any alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether or not at the Facilities, or (ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law. Seller has received no notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or in connection with any operations of the Business.

          (d) Environmental Conditions.  There are no present or past
              ------------------------
Environmental Conditions in any way relating to the Business. There is no asbestos contained in or forming a part of any building, building component or structure at the Facility located at 1785 Voyager Avenue, Simi Valley, California. There are no polychlorinated biphenyls ("PCB") or PCB
                                                      ---
containing items used or stored at any of the Facilities. Schedule 4.27(d) sets forth a list of (i) all on-site and off-site locations where Seller has stored, disposed, or arranged for disposal of Hazardous Substances and (ii) any underground storage tanks, and the capacity and content of such tanks, located on the property occupied by the Facilities.

          (e) Environmental Audits or Assessments.  True, complete and correct
              -----------------------------------
copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Seller, of all environmental audits or assessments which have been conducted at any Facility within the past five years, either by Seller or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Buyer and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Seller has knowledge is included on the Disclosure Schedule.

          (f) Indemnification Agreements.  Seller is not a party, whether as a
              --------------------------
direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Facility Lease or other Contract (excluding insurance policies disclosed on the Disclosure Schedule) under which, with respect to the Business, Seller is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning environmental conditions.

          (g) Releases or Waivers.  With respect to the Business, Seller has not
              -------------------
released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          (h) Notices, Warnings and Records.  With respect to the Business,
              -----------------------------
Seller has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

     4.28 Labor and Employment Matters.  Except as disclosed in Schedule 4.28,
          ----------------------------
since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), Seller has not effectuated a "plant closing" (as defined in
       --------
the WARN Act) at the Facilities or affecting operating units related to the Business, or a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility related to the Business; nor has the Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law pertaining to the Business. Except as disclosed in Schedule 4.28, none of the employees of the Business has suffered an "employment loss" (as defined in the WARN Act) since December 31, 1996. Seller has previously provided to Buyer a true and complete schedule of its employees engaged in the Business and the compensation and benefits of such employees as of July 31, 1997. Seller has previously delivered to Buyer true and complete information with respect to its severance policy and practices with respect to employees of the Business.

     4.29 Employee Benefit Plans; ERISA.
          -----------------------------

          (a) Schedule 4.29 contains a true and complete list of each salary, fee, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, employment, consultant, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement, arrangement or policy, and each other employee benefit plan, program, agreement, arrangement or policy, entered into, sponsored, maintained or contributed to or required to be contributed to by the Seller for the benefit of any employee, former employee, director or former director of the Business (the "Plans"). Schedule 4.29
                                                  -----
identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans").
------------

          (b) With respect to each of the Plans, other than any "multiemployer plan," as that term is defined in Section 3(37) or 4001(a)(3) of ERISA, the Seller has heretofore delivered to the Buyer true and complete copies of each of the following documents:

               (i)  a copy of the Plan (including all amendments thereto);

               (ii) a copy of the annual report, if required under ERISA, with respect to each such Plan for the most recent year;

               (iii) a copy of the actuarial report, if required under ERISA, with respect to each such Plan for the most recent year;

               (iv)  a copy of the most recent Summary Plan Description ("SPD"),
                                                                          ---
     together with all Summaries of Material Modification issued with respect to such SPD, required under ERISA with respect to such Plan, and all other material employee communications relating to such Plan; and

               (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under section 401 of the Code.

          (c) None of the ERISA Plans is a "multiemployer plan" within the meaning of Section 3(37) and 4001(a)(3) of ERISA. Neither Seller nor any trade or business, whether or not incorporated, that together with Seller would be deemed a single employer under Section 4001(b)(1) of ERISA (an "ERISA
                                                                -----
Affiliate") has any liability, jointly or otherwise, for any withdrawal liability demanded or yet to be demanded under Title IV of ERISA by any multiemployer plan for a complete or partial withdrawal from such plan, and there is no basis to anticipate that any such demand will be made. Seller and all ERISA Affiliates have made all contributions due to any multiemployer fund.

     (d) Each employee welfare benefit plan listed on Schedule 4.29 and any employee welfare benefit plan maintained by an ERISA Affiliate which is a group health plan (within the meaning of Section 607(1) of ERISA and Section 5000(b)(1) of the Code), has complied at all times and continue to comply through the Closing Date with the health care continuation coverage requirements of Section 4980B of the Code and
Part 6 of Title 1 of ERISA.

     4.30 Disclosure.  Schedule 4.30 contains a true and complete list of all
          ----------
information previously provided by Seller to Buyer pursuant to the terms of this Agreement. No representation and warranty made by Seller in this Agreement, and no statement made by Seller in any document, schedule or certificate furnished or to be furnished by Seller to Buyer and listed on Schedule 4.30, contains as of the date hereof or will contain as of the Closing Date any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made not misleading.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, to Seller as follows:

     5.1  Organization of Buyer.  Buyer is a corporation organized, validly
          ---------------------
existing and in good standing under the laws of the State of California.

     5.2  Authorization.  Buyer has all requisite corporate power and authority,
          -------------
and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly approved by the board of directors and any required approval by stockholders of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and upon execution and delivery the Ancillary Agreements will be, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

     5.3  No Conflict or Violation.  Neither the execution, delivery or
          ------------------------
performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Buyer, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of Buyer's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Buyer is a party, (c) violate any Regulation or Court Order, except, in the case of each of clauses
(b) and (c) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate, would not have a material adverse effect on the business of Buyer or its ability to consummate the transactions contemplated hereby.

     5.4  Consents and Approvals.  Except as set forth on Schedule 5.4 hereto
          ----------------------
and other than in connection with or in compliance with the provisions of the HSR Act, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     5.5  No Brokers.  Neither Buyer nor any of its officers, directors,
          ----------
employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.


                                   ARTICLE VI

                         COVENANTS OF SELLER AND BUYER
                         -----------------------------

     Seller and Buyer each covenant with the other as follows:

     6.1  Further Assurances.  Upon the terms and subject to the conditions
          ------------------
contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Facility Leases to be assumed by Buyer; provided, however, that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any Regulations, (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (D) to lift or rescind any injunction or restraining order or other Court Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (E) to give all notices to, and make all registrations and filings with third parties, including without limitation submissions of information requested by governmental authorities, and (F) to fulfill all conditions to this Agreement which are the responsibility of such party. Buyer and Seller have made and shall make all filings required under the HSR Act. In addition, Seller and Buyer will commence all actions required under this Section 6.1 by a date which is early enough to allow the transactions contemplated hereunder to be consummated by the Closing Date.

     6.2  No Solicitation.
          ---------------

          (a) No Solicitation.  From the date hereof through the Closing or the
              ---------------
earlier termination of this Agreement, Seller shall not, and shall cause each of its affiliates or Representatives (including without limitation investment bankers, attorneys and accountants), not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Buyer and its Representatives, concerning any sale of all or a portion of the Assets or the Business, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Business and the Assets (each such transaction being referred to herein as a "Proposed Acquisition Transaction").
                                           --------------------------------
Seller and its subsidiaries shall not, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or entity relating to any Proposed Acquisition Transaction or participate in any negotiations regarding, or furnish to any other person any information with respect to Seller or any of its subsidiaries for the purposes of, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or effect a Proposed Acquisition Transaction. Notwithstanding the foregoing sentence, (a) following receipt of a bona fide written offer to consummate a transaction described in the foregoing sentence, Seller may take and disclose to Seller's stockholders a position contemplated by Rule 14e-2 under the Securities Exchange Act of 1934, as amended, or otherwise make appropriate disclosures to its stockholders, (b) Seller may furnish or cause to be furnished information concerning its businesses, properties or assets to a third party, and (c) Seller may engage in discussions or negotiations with a third party, but in each case referred to in the foregoing clauses (a) through (c), only to the extent that the Board of Directors of Seller concludes in good faith after consultation with its outside legal counsel that such action is necessary for the Board of Directors of Seller to comply with its fiduciary obligations under applicable law. Seller hereby represents that it is not now engaged in discussions or negotiations with any party other than Buyer with respect to any of the foregoing. Seller shall notify Buyer promptly (orally and in writing) if any such written offer, or any inquiry or contact with any person with respect thereto, is made and shall provide Buyer with a copy of such offer and shall keep Buyer informed on the status of any negotiations regarding such offer. Seller agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party.

In the event that (i) Seller breaches its obligations under this Section 6.2(a),
(ii) Board of Directors of Seller accepts a third party offer to enter into a Proposed Acquisition Transaction with another party within six months of the date of this Agreement, or (iii) if the sale of the Business and the Assets contemplated by this Agreement shall not have occurred on or before October 31, 1997, other than as a result of (A) a material breach of any representation, warranty or covenant in this Agreement by Buyer or failure by Buyer to satisfy the closing conditions set forth in Article VII hereof, (B) failure to obtain the necessary permission to close the transaction under the HSR Act or similar laws or (C) the entry of a Court Order by a court of competent jurisdiction to enjoin or prohibit any of the transactions contemplated hereby, Seller shall pay to Buyer a break-up fee in the amount of $1,000,000, plus the amount of Buyer's out-of-pocket expenses (including without limitation the fees and expenses of Buyer's accountants, attorneys and consultants).

          (b) Notification.  Seller will immediately notify Buyer if any
              ------------
Proposed Acquisition Transaction discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Buyer of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including without limitation the identity of the prospective purchaser or soliciting party.

     6.3  Notification of Certain Matters.  From the date hereof through the
          -------------------------------
Closing, Seller shall give prompt notice to Buyer of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of Seller or any of its affiliates or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Seller shall promptly notify Buyer of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect the Assets or the Business. In addition to the foregoing, as soon as such information becomes available, and in any event not later than twenty days after the end of each fiscal month, the Seller shall provide to Buyer an unaudited balance sheet as of the end of such month and the related statements of operations and statements of cash flows with respect to the Business for such period, together with a list of aging and amounts of all Accounts Receivable which remain uncollected as of the end of such month and Unbilled Receivables as of the end of such month.

     6.4  Investigation by Buyer.
          ----------------------

          Subject to the Confidentiality Agreement, from the date hereof through the Closing Date Seller shall, and shall cause its officers, directors, employees and agents to, afford the Representatives of Buyer and its affiliates complete access at all reasonable times to the Assets for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records and Contracts of Seller, and shall furnish Buyer and its Representatives all financial, operating and other data and information as Buyer or its affiliates, through their respective Representatives, may reasonably request.

     6.5  Conduct of Business.  From the date hereof through the Closing, Seller
          -------------------
shall, except as contemplated by this Agreement, or as consented to by Buyer in writing, operate the Business in the ordinary course of business and substantially in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, Seller shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing:

          (a) enter into, extend, materially modify, terminate or renew any Contract or Facility Lease, except in the ordinary course of business or waive any rights under any material Contract or Facility Lease;

          (b) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business and, without limiting the generality of the foregoing, Seller will produce, maintain and sell Inventory consistent with its past practices;

          (c) with respect to the Business, incur any Liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other Liability;

          (d) (i) fail to pay its accounts payable and any debts owed or obligations due to it, or pay or discharge when due any Liabilities, in the ordinary course of the Business; or

               (ii) fail to collect its accounts receivable in the ordinary course of the Business;

          (e) enter into, renew, modify or revise any agreement or transaction with any of its affiliates with respect to the Business, other than for the transfer of cash in accordance with Seller's ordinary course cash management practices;

          (f) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with Seller's past practice inoperable, worn-out or obsolete or destroyed Assets;

          (g) with respect to the Business, make any loans or advances to any partnership, firm or corporation, or, except for expenses incurred in the ordinary course of business, any individual;

          (h) with respect to the Business, make any income tax election or settlement or compromise with tax authorities;

          (i) fail to comply in any material respect with all Regulations applicable to it, the Assets and the Business;

          (j) intentionally do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect;

          (k) with respect to the Business, fail to use its best efforts to (i) retain the Seller's employees and maintain the Business so that such employees will remain available to Seller on and after the Closing Date, (ii) maintain existing relationships with suppliers, customers and others having business dealings with Seller and (iii) otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date; or

          (m) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

     6.6  Employee Matters.
          ----------------

          (a) Buyer shall extend offers of employment to those of Seller's employees whom it desires to hire (such employees are hereinafter referred to as the "Rehired Employees"), which offers shall be on terms and conditions which
     -----------------
Buyer shall determine in its sole discretion. Seller shall cooperate with and use its best efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with those employees of Seller to whom Buyer makes offers of employment. Seller shall terminate the employment of all Rehired Employees immediately prior to the Closing whether or not such Rehired Employees have accepted offers of employment from Buyer. As to employees who are not Rehired Employees, Seller shall be free to offer or make available to any such employee positions with Seller in any of its other divisions or businesses.

          (b) Seller shall be solely responsible for all of the ERISA Plans and all obligations and liabilities thereunder. Buyer shall not assume any of the ERISA Plans or any obligation or liability thereunder.

          (c) Nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees.

          (d) No provision of this Agreement shall create any third party beneficiary rights in any Rehired Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Rehired Employee by Buyer or under any benefit plan which Buyer may maintain.

          (e) Seller shall not, directly or indirectly, hire or offer employment to any employee of Seller whose employment is continued by Buyer after the Closing Date or any employee of Buyer or any successor or affiliate of Buyer which is engaged in the Business, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

          (f) Seller agrees that Buyer has no COBRA obligation with respect to any employees of Seller not hired by Buyer.

     6.7  Assignments.  Any provision of this Agreement to the contrary
          -----------
notwithstanding, this Agreement shall not constitute an agreement to assign any claim, contract, lease, agreement, license, commitment, sales order, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights of Buyer or Seller thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller will cooperate with Buyer in any lawful arrangement designed to provide Buyer the benefits under such claims, contracts, leases, agreements, licenses, commitments, sales orders or purchase orders, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise; and any transfer or assignment to Buyer by Seller of any contract, lease or agreement which shall require the consent or approval of any third party, shall be made subject to such consent or approval being made.

     6.8  Government Contracts and Foreign Government Contracts.  In addition to
          -----------------------------------------------------
any actions taken in accordance with Section 6.7 hereof, Seller shall assist Buyer in novating or obtaining consents to the assignment of the Government Contracts and Foreign Government Contracts in favor of Buyer. In the event that novations can not be obtained in a timely fashion and Buyer elects, in its sole discretion, to close the transactions contemplated by this Agreement without obtaining novations or obtaining consents to assignment with respect to all of the Government Contracts and Foreign Government Contracts, then Seller shall cooperate with Buyer to make alternative arrangements (satisfactory to Buyer in its absolute discretion) with respect to the performance of such Government Contracts after the Closing and until such novations are obtained in accordance with the Transition Services Agreement. Seller also shall enter into such agreements as may be reasonably requested by Buyer with respect to any such post-Closing performance arrangements.

     6.9  Billable Backlog and Unbilled Receivables.  Prior to the Closing Date,
          -----------------------------------------
Seller will deliver to Buyer computer printouts containing information regarding the Billable Backlog and Unbilled Receivables with respect to the Business as of five business days prior to the Closing Date.

     6.10 Closing Date Adjustment.  The Purchase Price shall be decreased (the
          -----------------------
"Closing Date Adjustment") by (i) the amount, if any, that the current assets
------------------------
included in the Business and Assets on the Closing Date are more than $500,000 less than current assets (excluding the Excluded Assets) shown on the balance sheet of the Business dated as of June 8, 1997, previously delivered to Buyer (the "May Statement"), and (ii) by the unearned revenue and advance payments of
      -------------
the Business on the Closing Date. As used in this Section 6.10, "current assets" shall mean the current assets of the Business transferred as part of the Assets to Buyer on the Closing Date. The Closing Date Adjustment shall be made in accordance with the following procedures:

          (a) As soon as available and in any event not less than three business days before the Closing, Seller shall deliver to Buyer a balance sheet, statement of current assets and supporting schedules of the Business and the Assets (excluding the Excluded Assets) as of the fiscal month end corresponding to August, 1997 (the "August Statement"), certified by a financial officer of
                      ----------------
Seller as having been prepared in the ordinary course of business, consistent with the preparation of the May Statement and in accordance with GAAP. The Purchase Price shall be decreased at the Closing by (i) in the event the current assets set forth in the August Statement are less than the current assets in the May Statement and such difference exceeds $500,000, the amount of such decrease in excess of $500,000, and (ii) the amount of unearned revenue and advance payments on the August Statement (the "Closing Date Estimate").
                                               ---------------------

          (b) Within 45 days after the Closing, Buyer shall prepare and deliver to Seller a statement of current assets, unearned revenues and advance payments and supporting schedules of the Business and the Assets (excluding the Excluded Assets) as of the Closing Date, certified by a financial officer of Buyer as having been prepared in the ordinary course of business, consistent with the preparation of the August Statement and in accordance with GAAP (the "Closing
                                                                      -------
Date Statement") and a computation of the final Closing Date Adjustment.  In the
--------------
event the final Closing Date Adjustment is greater or lesser than the Closing Date Estimate, the party owing a final adjusting payment to the other will make such payment within 30 days after delivery of the Closing Date Statement, subject to subsection (c) below.

          (c) Within the 30 day period following the delivery of the Closing Date Statement, Seller shall have the right to notify Buyer in writing that it disputes the Closing Date Statement. If Seller does not so notify Buyer within such 30 day period, the Closing Date Statement shall be final and binding upon the parties and the payment required by subsection (b) hereof, if any, shall be made. In the event Seller does deliver a notice of dispute within the 30 day period, Seller and Buyer shall use their best efforts to resolve such dispute. If such a settlement is not reached within 30 days after delivery by Seller of written notice of the dispute, Buyer and Seller will submit the unresolved portion of such dispute to the determination of a "Big Six" accounting firm not currently engaged by Buyer, Seller or any of their affiliates. The decision of such accounting firm shall be final and binding on the parties, and Buyer and Seller shall equally bear the costs of such accounting firm. Payments of any amounts owed by one party to the other shall be made within 15 days after the resolution of a dispute.


                                  ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

     The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

     7.1  Representations Warranties and Covenants.  All representations and
          ----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     7.2  Consents; Regulatory Compliance and Approval.  All consents set forth
          --------------------------------------------
in Schedule 5.4, including the consent of Seller's lenders, and all approvals required under any Regulations to carry out the transactions contemplated by this Agreement, except for those consents described in Schedule 4.8, shall have been obtained and that the parties shall have complied with all Regulations applicable to the Acquisition. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

     7.3  No Actions or Court Orders.  No Action by any governmental authority
          --------------------------
or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

     7.4  Opinion of Counsel.  Buyer shall have delivered to Seller an opinion
          ------------------
of Seyfarth, Shaw, Fairweather & Geraldson, counsel to Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect that:

          (a) Incorporation.  Buyer is a corporation incorporated, validly
              -------------
existing and in good standing under the laws of the State of California;

          (b) Corporate Power and Authority.  Buyer has the necessary corporate
              -----------------------------
power
and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby;

          (c) Corporate Action and Enforceability.  The execution, delivery and
              -----------------------------------
performance of this Agreement and the Ancillary Agreements by Buyer have been duly authorized by all necessary corporate action of Buyer, and this Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer, and constitute legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Seller's counsel;

          (d) No Breach of Contracts.  Neither the execution and delivery of
              ----------------------
this Agreement or the Ancillary Agreements by Buyer nor the consummation of the transactions contemplated hereby or thereby will (i) violate the Articles of Incorporation or Bylaws of Buyer, (ii) to the knowledge of such counsel, cause a Default under any term or provision of any material contract to which Buyer is a party, or (iii) to the knowledge of such counsel, violate any Court Order applicable to Buyer; and

          (e) No Violation of Law.  Neither the execution and performance of
              -------------------
this Agreement or the Ancillary Agreements by Buyer nor the consummation of the transactions contemplated hereby or thereby will violate or result in a failure to comply with any Regulation or Court Order, applicable to Buyer.

          In rendering such opinions, such counsel may rely as they deem advisable (a) as to matters governed by the laws of jurisdictions other than states in which they maintain offices, upon opinions of local counsel satisfactory to such counsel, and (b) as to factual matters, upon certificates and assurances of public officials and officers of Buyer. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Seller.

     7.5  Certificates.  Buyer shall furnish Seller with such certificates of
          ------------
its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

     7.6  Corporate Documents.  Seller shall have received from Buyer
          -------------------
resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, certified by Buyer's corporate secretary.

     7.7  Ancillary Agreements.  Buyer shall have executed and delivered the
          --------------------
Ancillary Agreements to which Buyer is a party.

     7.8  Allocation of Purchase Price.  Buyer and Seller shall have agreed on
          ----------------------------
the Purchase Price allocable to the various Assets. Buyer and Seller have prepared substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060."


                                  ARTICLE VIII

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

     The obligations, of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

     8.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Seller contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date and Seller shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     8.2  Consents; Regulatory Compliance and Approval.  All consents set forth
          --------------------------------------------
in Schedule 5.4, including the consent of Buyer's lenders, and all approvals required under any Regulations to carry out the transactions contemplated by this Agreement, except for those consents described in Schedule 4.8, shall have been obtained and that the parties shall have complied with all Regulations applicable to the Acquisition. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

     8.3  No Actions or Court Orders.  No Action by any governmental authority
          --------------------------
or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

     8.4  Opinion of Counsel.  Seller shall have delivered to Buyer an opinion
          ------------------
of Latham & Watkins, counsel to Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that:

          (a) Incorporation.  Each of Whittaker and Services is a corporation
              -------------
duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation; each of Whittaker and Services is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its property or nature of the Business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Business or the Assets;

          (b) Corporate Power and Authority.  Whittaker and Services have the
              -----------------------------
necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby;

          (c) Corporate Action and Enforceability.  The execution, delivery and
              -----------------------------------
performance of this Agreement and the Ancillary Agreements by Whittaker and Services have been duly authorized by all necessary corporate action of Whittaker and Services, and this Agreement and the Ancillary Agreements have been duly executed and delivered by Whittaker and Services, and this Agreement and each Ancillary Agreement constitute legally valid and binding obligations of Whittaker and Services, enforceable against each of them in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Buyer's counsel;

          (d) No Breach of Contracts.  Neither the execution and delivery of
              ----------------------
this Agreement or the Ancillary Agreements by Whittaker or Services nor the consummation of the transactions contemplated hereby or thereby will (i) violate the Articles of Incorporation or Bylaws of Whittaker or Services, (ii) to the knowledge of such counsel, cause a Default under any term or provision of any material contract related to the Business to which Whittaker or Services is a party, or (iii) to the best knowledge of such counsel, violate any Court Order applicable to Whittaker or Services; and

          (e) No Violation of Law.  Neither the execution and performance of
              -------------------
this Agreement or the Ancillary Agreements by Whittaker or Services nor the consummation of the transactions contemplated hereby or thereby will violate or result in a failure to comply with any Regulation or Court Order known to such counsel.

     In rendering such opinions, such counsel may rely as they deem advisable
(a) as to matters governed by the laws of jurisdictions other than states in which they maintain offices, upon opinions of local counsel satisfactory to such counsel, and (b) as to factual matters, upon certificates and assurances of public officials and officers of Whittaker and Services. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Buyer.

     8.5  Certificates.  Seller shall furnish Buyer with such certificates of
          ------------
its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer, including a certificate of Seller setting forth information regarding the Billable Backlog and Unbilled Receivables with respect to the Business as of the Closing Date.

     8.6  Material Changes.  Since the Balance Sheet Date, there shall not have
          ----------------
been any material adverse change with respect to the Business or the Assets.

     8.7  Corporate Documents.  Buyer shall have received from Seller
          -------------------
resolutions adopted by the board of directors of each Seller approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by each Seller's corporate secretary.

     8.8  Conveyancing Documents; Release of Encumbrances.  Seller shall have
          -----------------------------------------------
executed and delivered each of the documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances, which documents shall be in a form reasonably satisfactory to Buyer's counsel.

     8.9  Classified Information.  Seller shall have provided Buyer's qualified
          ----------------------
representatives access to Seller's classified information relating to the Government Contracts.

     8.10 Ancillary Agreements.  Seller shall have executed and delivered the
          --------------------
Ancillary Agreements to which Seller is a party.

     8.11 Allocation of Purchase Price.  Buyer and Seller shall have agreed on
          ----------------------------
the Purchase Price allocable to the various Assets. Buyer and Seller have prepared substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060."


                                   ARTICLE IX

                      RISK OF LOSS; CONSENTS TO ASSIGNMENT
                      ------------------------------------

     9.1  Risk of Loss.  From the date hereof through the Closing Date, all risk
          ------------
of loss or damage to the property included in the Assets shall be borne by Seller, and thereafter shall be borne by Buyer. If any portion of the Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, Seller shall give written notice to Buyer as soon as practicable after, but in any event within five calendar days of, discovery of such damage or destruction, the amount of insurance, if any, covering such Assets and the amount, if any, which Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Seller within ten calendar days after receipt of Seller's notice or if there are not ten calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and to indemnification for any uninsured portion of such loss pursuant to Section 10.4, and the full Purchase Price shall be paid for such Assets, (b) excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed between the parties or (c) terminating this Agreement in accordance with Section 11.1. If Buyer accepts such Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Buyer without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to Seller.

     9.2  Consents to Assignment.  Anything in this Agreement to the contrary
          ----------------------
notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Facility Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Facility Lease, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the Default or cancellation by such third party or otherwise. Nothing in this
Section 9.2 shall affect Buyer's right to terminate this Agreement under Sections 8.2 and 11.1 in the event that any consent or approval to the transfer of any Asset is not obtained.


                                   ARTICLE X

                 ACTIONS BY SELLER AND BUYER AFTER THE CLOSING
                 ---------------------------------------------

     10.1 Collection of Accounts Receivable and Letters of Credit.  At the
          -------------------------------------------------------
Closing, Buyer will acquire hereunder, and thereafter Buyer or its designee shall have the right and authority to collect for Buyer's or its designee's account, all receivables, letters of credit and other items which constitute a part of the Assets, and Seller shall within 48 hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to Buyer any letters of credit, documents, cash or checks received on account of or otherwise relating to any such receivables, letters of credit or other items. Seller shall promptly transfer or deliver to Buyer or its designee any cash or other property that Seller may receive in respect of any deposit, prepaid expense, claim, contract, license, lease, commitment, sales order, purchase order, letter of credit or receivable of any character, or any other item, constituting a part of the Assets.

     10.2 Books and Records; Tax Matters.
          ------------------------------

          (a) Books and Records.  Each party agrees that it will cooperate with
              -----------------
and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. All information received pursuant to this Section 10.2(a) shall be subject to the terms of the Confidentiality Agreement.

          (b) Cooperation and Records Retention.  Seller and Buyer shall (i)
              ---------------------------------
each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

          (c) Payment of Liabilities.  Following the Closing Date, Seller shall
              ----------------------
pay promptly when due all of the debts and Liabilities of Seller, including any Liability for Taxes, other than Assumed Liabilities; provided, however, this covenant shall not apply to that portion (or all) of any debt that Seller is contesting in good faith.

     10.3 Survival of Representations, Etc.  All of the representations and
          ---------------------------------
warranties made by each party in this Agreement or in any attachment, the Disclosure Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) two years following the Closing; provided, however, that (i) the representations and warranties set forth in Sections 4.15, 4.20, 4.27, shall survive until the expiration of the applicable statute of limitations (with extensions), with respect to the matters addressed in such sections, and (ii) the representation of good and marketable title to the Assets, set forth in Section 4.4, will survive for four years following the Closing. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     10.4 Indemnifications.
          ----------------

          (a) By Seller.  Seller shall indemnify, save and hold harmless Buyer,
              ---------
its affiliates and subsidiaries, and its and their respective Representatives, from and against any and all costs, losses (including without limitation diminution in value), Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection
                                             -------
with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Seller in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Seller in or pursuant to this Agreement; (iii) any Excluded Liability; or (iv) any Liability imposed upon Buyer by reason of Buyer's status as transferee of the Business or the Assets, other than the Assumed Liabilities.

          The term "Damages" as used in this Section 10.4 is not limited to matters asserted by third parties against Seller or Buyer, but includes Damages incurred or sustained by Seller or Buyer in the absence of third party claims. Payments by Buyer of amounts for which Buyer is indemnified hereunder, and payments by Seller of amounts for which Seller is indemnified, shall not be a condition precedent to recovery. Seller's obligation to indemnify Buyer, and Buyer's obligation to indemnify Seller, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law.

          (b) By Buyer.  Buyer shall indemnify and save and hold harmless
              --------
Seller, its affiliates, subsidiaries and Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; or (iii) from and after the Closing, any Assumed Liability.

          (c) Defense of Claims.  If a claim for Damages (a "Claim") is to be
              -----------------                              -----
made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 10.3, give written notice (a "Claim Notice") to the indemnifying party as soon as
                        ------------
practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.4. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within 15 calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.4 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

          (d) Cooperation.  The indemnified party shall cooperate in all
              -----------
reasonable respects with the indemnifying party and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

          (e) Brokers and Finders.  Pursuant to the provisions of this Section
              -------------------
10.4, each of Buyer and Seller shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

          (f)  Limitations.
               -----------

               (i) Neither Buyer nor Seller shall be liable to the other under this Section 10.4 for any Damages arising solely from breaches of Buyer's or Seller's (as applicable) representations and warranties until the aggregate amount otherwise due the party being indemnified exceeds an accumulated total of $100,000; provided that once the amount of a party's Damages exceeds $100,000, the indemnifying party shall be liable to the indemnified party for the total amount of such Damages, including without limitation the first $100,000 of such Damages.

               (ii) With regard to this Section 10.4, Buyer acknowledges that it has read and is familiar with, and hereby waives the benefit of, the provisions of California Civil Code Section 1542, which is set forth below:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

               (iii) Seller shall not be liable to Buyer with respect to breaches of Seller's representations and warranties in excess of the Purchase Price.

          (g) Representatives.  No individual Representative of any party shall
              ---------------
be personally liable for any Damages under the provisions contained in this
Section 10.4. Nothing herein shall relieve either party of any Liability to make any payment expressly required to be made by such party pursuant to this Agreement.

     10.5 Bulk Sales.  It may not be practicable to comply or attempt to comply
          ----------
with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that the indemnity provisions of Section 10.4 hereof shall apply to any Damages of Buyer arising out of or resulting from the failure of Seller or Buyer to comply with any such laws; provided, however, that the amount of such Damages shall not be limited by the limitations contained in
Section 10.4(g)(i).

     10.6 Taxes.  Seller shall pay, or cause to be paid, when due, California
          -----
sales tax on the first $1,000,000 of Assets subject to California sales tax sold to Buyer pursuant hereto. Buyer shall pay, or cause to be paid, when due, California sales tax on any Assets subject to California sales tax in excess of $1,000,000 sold to Buyer pursuant hereto.

     10.7 Escrow.  If at any time in the two years following the Closing Date,
          ------
the net worth of Whittaker, as reported in its Form 10-K or 10-Q filed with the Securities and Exchange Commission, is less than $20.0 million, Whittaker shall provide a letter of credit in the amount of $2,000,000 to fund potential future indemnification claims of Buyer. In the event that Whittaker (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers all or substantially all of its assets to any entity, (iii) assigns, sells or transfers substantially all of the capital stock or assets of Whittaker Controls, Inc. to any person, then in each such case, Whittaker shall cause the continuing or surviving corporation or entity, or transferee, as applicable, to assume the obligations of Whittaker hereunder.

     10.8  Use of Names.  For two years following the Closing Date, Seller shall
           ------------
permit Buyer to use the names "Whittaker Electronic Systems" and "Whittaker Services" solely in connection Buyer's conduct of the Business; provided that Seller shall not use such names without also using the name "Condor" or Buyer's then-current name in connection therewith. Notwithstanding the foregoing, Buyer has no right to or interest in, and may not use the name "Whittaker" or Seller's corporate logo in connection with the Business or any other business of Buyer.

     10.9 Deutschland Name.  Seller will, before 45 days after the Closing Date,
          ----------------
change the name of Deutschland to a name which does not include the word "Whittaker."

     10.10 Standby Letters of Credit.  (a)  From the Closing Date until the
           -------------------------
earlier of the delivery to NATO Maintenance and Supply Agency ("NAMSA") pursuant
                                                                -----
to the Contract between Seller and NAMSA or January 31, 1998, Seller shall keep in place its Standby Letter of Credit No. LC-916930 issued by NationsBank of Texas, N.A. in favor of NAMSA in the amount of $796,162.95.

          (b) If, prior to the Closing Date, Seller receives any funds in payment of approximately $605,000 owed to Seller by the Royal Saudi Air Force ("RSAF"), Seller shall maintain its Standby Letter of Credit No. LASB 226641 to
------
the RSAF issued by the Bank of America, N.A. in favor of the RSAF in the amount of SAR 113,437.50 until such date as the RSAF cancels and returns such letter of credit. If, at the Closing Date, Seller has not received any payments from the RSAF, Buyer shall cause the issuance of and shall maintain a standby letter of credit in favor of Seller with similar terms for the purpose of funding and reimbursing Seller in the event that the RSAF draws on Standby Letter of Credit No. LASB 226641.

          (c) Seller shall maintain Standby Letters of Credit Nos. LC-920536 and LC-920537 issued by NationsBank of Texas, N.A. in the amounts of $114,180 and $17,300, respectively, in favor of Chung Shan Institute of Science and Technology ("CSIST") until the earlier of the current applicable expiration date
             -----
of such letters of credit and the date on which CSIST cancels and returns such letters of credit to Seller.

          (d) Except as expressly provided in Section 10.10 (a), (b) and (c) above, after the Closing Date, neither Seller nor Buyer shall be obligated to maintain any letters of credit which relate to the Business.

          (e) In the event that any funds are drawn under the letters of credit identified in Section 10.10 (a), (b) and (c) which have been established or maintained by Seller, Buyer shall reimburse Seller in full for any such amount drawn, no more than three days following such draw, by wire transfer to Seller's account at the Bank of America, except to the extent amounts drawn are in connection with, arising out of, resulting from or incident to any breach of any covenant or agreement made by Seller in or pursuant to this Agreement, or any excluded liability.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     11.1 Termination.
          -----------

          (a) Termination.  This Agreement may be terminated at any time prior
              -----------
to Closing:

               (i) By mutual written consent of Buyer and Seller;

               (ii) By Buyer or Seller if the Closing shall not have occurred on or before October 31, 1997; provided, however, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under clause (iv) of this Section 11.1, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (iii) of this Section 11.1;

               (iii) By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date; or

               (iv) By Seller if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date.

          (b)  In the Event of Termination.  In the event of termination of this
               ---------------------------
Agreement:

               (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

               (ii) The provisions of the Confidentiality Agreement shall continue in full force and effect; and

               (iii) No party hereto shall have any Liability to any other party to this

Agreement, except as stated in subsections (i), (ii) and (iii) of this Section 11.1(b), except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     11.2 Assignment.  Neither this Agreement nor any of the rights or
          ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by Buyer) or subsidiaries of Buyer or to a successor in interest to Buyer which shall assume all obligations and Liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     11.3 Notices; Transfer of Funds.  All notices, requests, demands and other
          --------------------------
communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g.,
                                                                         ----
Federal Express); and five days after deposit in the mail, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to the appropriate parties at the following addresses:

          If to Seller, addressed to:

               Whittaker Corporation
               1955 N. Surveyor Avenue
               Simi Valley, California 93063
               Telecopy: (805) 584-4182
               Attention: Lynne M.O. Brickner, General Counsel

          With a copy to:

               Latham & Watkins
               633 W. Fifth Street, Suite 4000
               Los Angeles, California 90071
               Telecopy: (213) 891-8763
               Attention: John R. Light, Esq.

          If to Buyer, addressed to:

               Condor Systems, Inc.
               2133 Samaritan Drive
               San Jose, California 95124
               Telecopy: (408) 371-5874
               Attention: Robert E. Young II, President

          With a copy to:

               Seyfarth, Shaw, Fairweather & Geraldson
               55 East Monroe Street, Suite 4200
               Chicago, Illinois 60603
               Telecopy: (312) 269-8869
               Attention: Theodore E. Cornell III, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     Payments to be made to Seller hereunder shall be made by wire transferred funds to be delivered to Seller's account at Bank of America, N.A. or to such other account or place as Seller may designate by written notice as provided herein.

     11.4   Choice of Law.  This Agreement shall be construed, interpreted and
            -------------
the rights of the parties determined in accordance with the laws of the State of California (without reference to the conflicts of law principles thereof), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     11.5   Entire Agreement; Amendments and Waivers.  This Agreement, the
            ----------------------------------------
Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of each of the parties hereto. No waiver of any term or provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.6   Multiple Counterparts.  This Agreement may be executed in one or
            ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7   Expenses.  Except as otherwise specified in this Agreement, each
            --------
party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     11.8   Invalidity.  In the event that any one or more of the provisions
            ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.9   Titles; Gender.  The titles, captions or headings of the Articles
            --------------
and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

     11.10  Public Statements and Press Releases.  The parties hereto covenant
            ------------------------------------
and agree that, except as provided for hereinbelow, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

     11.11  Cumulative Remedies.  All rights and remedies of either party hereto
            -------------------
are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     11.12  Service of Process, Consent to Jurisdiction.
            -------------------------------------------

       (a) Service of Process.  Subject to Section 11.13, each party hereto
           ------------------
irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

       (b) Consent and Jurisdiction.  Subject to Section 11.13 of this
           ------------------------
Agreement, each party hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Central District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of Los Angeles, California; (ii) consents to the jurisdiction or any such court in any such suit, action or proceeding; and (iii) waives any objection which such Shareholder may have to the laying of venue of any such suit, action or proceeding in any such court.

     11.13  Arbitration.
            -----------

       (a) The parties agree to negotiate to resolve any dispute between them regarding this Agreement. If such negotiations do not resolve the dispute to the satisfaction of both parties, then the President of Buyer shall meet with the President of Seller and such representatives as either of them may elect to resolve the dispute. This meeting shall be a required prerequisite before either party may seek arbitration for resolution of the dispute.

       (b) In the event that the parties are unable to resolve such dispute within 30 days after the meeting between the President of Buyer and the President of Seller, then the matter shall be referred to the Los Angeles office of J.A.M.S/ENDDISPUTE for mediation, that is, an informal, non-binding conference or conferences between the parties in which a neutral mediator will seek to guide the parties to a resolution of the dispute. The parties shall agree to the selection of a single mediator from J.A.M.S/ENDDISPUTE, or if they are unable to agree, at the request of the parties, J.A.M.S/ENDDISPUTE will assign a mediator with respect to the dispute. Unless otherwise agreed by the parties, the mediation process will continue for no longer than thirty days, and will terminate if the mediator determines that there is no possibility of resolution of the dispute through mediation.

       (c) If any disputes remain between the parties following the completion of the two step process set forth above, then all remaining controversies or claims of any nature whatsoever arising out of or connected with the disputes shall be resolved by submission to final and binding arbitration administered by J.A.M.S/ENDDISPUTE, in accordance with the J.A.M.S/ENDDISPUTE Rules of Practice and Procedure. Arbitration may be initiated by a party to this Agreement by serving the other parties with notice of the nature of any remaining controversies or claims and a demand for arbitration. Simultaneously, the party making the claim shall file a copy of such notice and demand for arbitration at the Los Angeles, California J.A.M.S/ENDDISPUTE office together with the appropriate filing fee. The arbitrator shall be selected by the joint agreement of the parties to such dispute, but if they do not so agree within 20 days after the date of the notice referred to above, the parties may request that the Contract Arbitration Administrator at J.A.M.S/ENDDISPUTE furnish a list of three potential arbitrators. Each party shall then be given 10 days to elect to strike one name from the list. If only one person remains, then such person shall be the arbitrator. If both parties strike the same name from the list, the Contract Arbitration Administrator will appoint one person from the list as the arbitrator of the dispute. Any award rendered by the arbitrator shall be specifically enforceable by the parties in a court of law and the decision of the arbitrator shall be final and binding and there shall be no right of appeal therefrom, except as otherwise provided by applicable law. To the extent that arbitration may not be legally permitted with respect to a dispute hereunder, and the parties to such dispute do not mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of appropriate jurisdiction to resolve disputes hereunder. Notwithstanding the foregoing arbitration provisions, nothing shall prevent the parties from settling any dispute by mutual agreement at any time. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         CONDOR SYSTEMS, INC.


                         /s/ R. E. Young
                         ----------------------------------
                         Name:  R. E. Young II
                         Title: Chief Executive Officer and President


                         WHITTAKER CORPORATION


                         /s/ J. F. Alibrandi
                         ----------------------------------
                         Name:  J. F. Alibrandi
                         Title: Chief Executive Officer and President


                         WHITTAKER COMMUNICATIONS LIMITED


                         /s/ J. F. Alibrandi
                         ----------------------------------
                         Name:  J. F. Alibrandi
                         Title: Authorized Signatory


                         WHITTAKER SERVICES CORPORATION


                         /s/ J. F. Alibrandi
                         ----------------------------------
                         Name:  J. F. Alibrandi
                         Title: President

                                   SCHEDULES
                                   ---------

Schedule 1.1       Assumed Facility Leases

Schedule 1.1(a)    Prepaid Expenses

Schedule 1.1(b)    Excluded Assets, Claims

Schedule 2.2       Assumed Liabilities

Schedule 4.1       Jurisdictions of Qualification

Schedule 4.3       Changes since February 2, 1997 and Balance Sheet Date

Schedule 4.5  (a)  Facilities
              (b)  Facility Lease
              (c)  Restrictions on Transfer of Facility Lease
              (e)  Equipment

Schedule 4.6  (a)  Contracts
              (b)  Effects of Transaction on Contracts
              (c)  Product Warranties

Schedule 4.7       Government Contracts and Foreign Government Contracts

Schedule 4.8       Permits, Required Assignments and Consents

Schedule 4.9       Conflicts or Violations

Schedule 4.13      Litigation

Schedule 4.14      Liabilities

Schedule 4.18 (a)  Proprietary Rights
              (b)  Royalties and Licenses

Schedule 4.28      Labor Matters

Schedule 4.29 (a)  ERISA Plans

Schedule 4.30      Documents Delivered to Buyer

Schedule 5.4       Buyer Consents and Approvals

                                       1